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                                                                   Exhibit 10.80
                           RESTRICTED STOCK AGREEMENT
                    PURSUANT TO FEDERAL EXPRESS CORPORATION
                           1995 RESTRICTED STOCK PLAN

    THIS RESTRICTED STOCK AGREEMENT is made this ______ day of __________________, by and between __________________________ (the
"Participant") and Federal Express Corporation, a Delaware corporation (the "Company"), pursuant to the Company's 1995 Restricted Stock Plan (the "Plan").

    WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors of the Company at its meeting on __________________ authorized and directed the Company to make an award of stock to the Participant under the Plan for the purposes expressed in the Plan;

    NOW THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, the parties agree as follows:

    1. Grant of Stock. In accordance with the terms of the Plan and subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby grants to the Participant __________ shares (the "Shares") of the Company's common stock, $.10 par value (the "Common Stock"). As long as the Shares are subject to the Restrictions set forth in Section 4 of this Agreement, such shares shall be deemed to be, and are referred to in this Agreement as, the "Restricted Shares." The Shares granted shall be treasury stock.

    2. Certificates for Shares. Certificates evidencing Restricted Shares shall be deposited with the Company to be held in escrow until such Shares are released to the Participant or forfeited in accordance with this Agreement. The Participant shall, simultaneously with the delivery of this Agreement, deliver to the Company a stock power, in blank, executed by the Participant.

    If any Restricted Shares are forfeited, the Company shall direct the transfer agent of the Common Stock to make the appropriate entries in its records showing the cancellation of the certificate or certificates for such Restricted Shares and to return the Shares represented thereby to the Company's treasury.

    3. Adjustments in Restricted Shares. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall make equitable adjustments in the Restricted Shares corresponding to adjustments made by the Committee in the number and class of shares of Common Stock which may be issued under the Plan. Any new, additional or different securities to which the Participant shall be entitled in respect of Restricted Shares by reason of such adjustment shall be deemed to be Restricted Shares and shall be subject to the same terms, conditions, and restrictions as the Restricted Shares so adjusted.
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    4.  Restrictions.  During applicable periods of restriction determined in accordance with Section 6 of this Agreement, Restricted Shares and all rights with respect to such Shares, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and shall be subject to the risk of forfeiture contained in Section 5 of this Agreement (such limitations on transferability and risk of forfeiture being herein referred to as "Restrictions"), but the Participant shall have all other rights of a stockholder, including, but not limited to, the right to vote and receive dividends on Restricted Shares.

    5. Forfeiture of Restricted Shares. In the event that the Participant terminates employment with the Company and its subsidiaries for any reason other than his or her death, retirement or permanent disability, such event shall constitute an "Event of Forfeiture" and all Shares which at that time are Restricted Shares shall thereupon be forfeited by the Participant to the Company without payment of any consideration by the Company, and neither the Participant nor any successor, heir, assign or personal representative of the Participant shall have any right, title or interest in or to such Restricted Shares or the certificates evidencing them.

    6. Lapse of Restrictions. (a) Except as provided in subsection (b) below, the Restrictions on the Restricted Shares granted under this Agreement shall lapse ratably on each of the _________ through ___________ anniversaries of the date of this Agreement in accordance with the following schedule:

                                   Number of Shares on
    Date                        Which Restrictions Lapse
   -----                        -------------------------







     (b) In the event that a Participant's employment with the Company and its subsidiaries terminates as a result of his or her death, retirement or permanent disability, the Restrictions shall lapse on the Restricted Shares (if not already lapsed pursuant to subsection (a) above) on the later of (i) the date of such event, or (ii) the first anniversary of the date of this Agreement.

     Upon lapse of the Restrictions in accordance with this Section, the Company shall, as soon as practicable thereafter, deliver to the Participant an unrestricted certificate for the Shares with respect to which such Restrictions have lapsed.

    7. Tax Equalization Bonus. The Company shall, provided the Participant has furnished the Company evidence of having timely made the election under Section 83(b) of the Internal Revenue Code with respect to the grant of the Shares, pay for the benefit of the Participant a bonus equal to the gross amount of Federal income taxes, Medicare tax and loss of itemized deduction for such Federal income taxes for which the Participant has incurred a liability solely
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as a result of the grant of the Shares, the making of such election and the payment of such bonus. All of such payment shall be made in the form of Federal income tax withholding payments on or before December 31, ______ and the amount thereof shall be determined assuming that the Participant's marginal Federal income tax rate is ______%. No such bonus shall be paid unless the Participant makes such election and furnishes the Company proof of such election in such form and manner as the Company shall prescribe.

    8. Withholding Requirements. Whenever payments hereunder are to be made in cash, or Restrictions lapse with respect to Restricted Shares, the Company shall have the right to withhold from sums due to the Participant (or to require the Participant to remit to the Company) an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to making such payments or delivering any certificate evidencing such Shares.

    9. Change in Control. Notwithstanding any other provision of this Agreement or the Plan, upon the occurrence of a Change in Control, as defined below, the stock certificates evidencing any Restricted Shares shall be cancelled and the Company shall make a cash payment to Participant in an amount equal to the highest price per share received by holders of the Company's Common Stock in connection with the Change in Control multiplied by the then number of Restricted Shares, with any non-cash consideration valued in good faith by the Committee.

    For purposes of the Plan, a "Change in Control" of the Company shall be deemed to have occurred if:

     (a) any person, as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, becomes a beneficial owner (within the meaning of Rule 13d-3 under such Act) of 20% or more of the Company's outstanding Common Stock;

     (b) there occurs within any period of two consecutive years any change in the directors of the Company such that the members of the Company's Board of Directors prior to such change do not constitute a majority of the directors after giving effect to all changes during such two-year period unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

     (c) the Company is merged, consolidated or reorganized into or with, or sells all or substantially all of its assets to, another corporation or other entity, and immediately after such transaction less than 80% of the voting power of the then-outstanding securities of such corporation or other entity immediately after such transaction is held in the aggregate by holders of
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the Company's Common Stock immediately before such transaction.

     In addition, if the Company enters into an agreement or series of agreements or the Board of Directors of the Company adopts a resolution which results in the occurrence of any of the foregoing events, and Participant's employment is terminated after the entering into of such agreement or series of agreements or the adoption of such resolution, then, upon the occurrence of any of the events described above, a Change in Control shall be deemed to have retroactively occurred on the date of entering into of the earliest of such agreements or the adoption of such resolution and Participant shall be entitled to the payment as of such date with respect to any forfeited Restricted Shares.

     10. Effect of Employment. Nothing contained in this Agreement shall confer upon the Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Participant.

     11. Amendment. This Agreement may not be amended except with the consent of the Committee and by a written instrument duly executed by the Participant and the Company.

     12. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, represents that he or she is familiar with the terms and provisions thereof and accepts the award of Shares hereunder subject to all of the terms and conditions thereof and of this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions arising under the Plan or this Agreement.

      IN WITNESS WHEREOF, the Company and the Participant have each executed and delivered this Agreement as of the date first above written.

ATTEST:                              FEDERAL EXPRESS CORPORATION


_______________________________      By:_________________________________
Assistant Secretary                  Chairman, President and
                                     Chief Executive Officer


                                     PARTICIPANT:

                                     _________________________________